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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statement No. 333-44870 of Community Health Systems, Inc. on Form S-8 of our report dated February 18, 2002, appearing in this Annual Report on Form 10-K of Community Health Systems, Inc. for the year ended December 31, 2001.

Nashville, Tennessee
March 27, 2002

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INDEPENDENT AUDITORS' CONSENT